SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): AUGUST 14, 2000

                                    GSV, INC.

             (Exact name of registrant as specified in its charter)

                                    DELAWARE

                 (State or other jurisdiction of incorporation)

            0-23901                                      13-3979226

   (Commission File Number)                (I.R.S. Employer Identification No.)

                116 NEWARK AVENUE, JERSEY CITY, NEW JERSEY 07302

               (Address of principal executive offices) (Zip Code)

                                 (201) 234-5063

              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On August 14, 2000, GSV, Inc. ("GSV"), formerly known as CyberShop International, Inc., completed the sale of its retailing subsidiary, MG Acquisition Corp., doing business as Tools for Living, to a new entity formed by two executives of Tools for Living, Ian S. Phillips and Howard J. Kuntz III, for consideration including (i) approximately 896,000 shares of common stock of GSV, (ii) the purchaser's assumption of the Tools for Living liabilities, and
(iii) the release of all obligations owing to the executives under their respective employment agreements. This sale substantially completes GSV's divestiture of its retailing assets and the transition to its recently adopted Internet incubator and investment strategy.

      The foregoing summary of the sale of Tools for Living is qualified in its entirety by reference to the text of the Stock Purchase Agreement which is included as an exhibit hereto and is incorporated herein by reference.

      ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS.

      (a) Incorporated by reference is the Form 10-Q of GSV for the quarterly period ended June 30, 2000 filed on August 15, 2000 which reflects the sale of Tools for Living as a discontinued operation.

      (c) The following Exhibits are provided in accordance with the provisions of Item 601 of Regulation S-K and are filed herewith unless otherwise noted.

      EXHIBIT INDEX

      10.1 Stock Purchase Agreement, dated as of August 14, 2000, among GSV, Inc., and The Magellan Group, LLC, Ian S. Phillips and Howard J. Kuntz, III.

      SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2000            GSV, INC.
                                 By: /s/ JEFFREY S. TAUBER
                                 Jeffrey S. Tauber, Chief Executive Officer
                                         and Chairman of the Board of
                                         Directors (Principal Executive Officer)


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